UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Global Employment Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Global Employment Holdings, Inc.
10375 Park Meadows Drive, Suite 375
Lone Tree, CO 80124
PROXY STATEMENT AND
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 13, 2006
To Our Stockholders:
     You are cordially invited to attend the special meeting of the stockholders of Global Employment Holdings, Inc., referred to herein as “Global,“ at our principal executive offices at 10375 Park Meadows Drive, Suite 375, Lone Tree, Colorado, at 10:00 a.m. (Denver, Colorado time) on November 13, 2006, or at any adjournment or postponement thereof, for the following purposes:
1.	To consider adoption of Global’s 2006 Stock Plan.

2.	To transact such other business as may properly come before the meeting.
     Details relating to the above matters are set forth in the attached proxy statement. All Global’s stockholders of record as of the close of business on October 27, 2006 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.
     All stockholders are cordially invited to attend the meeting. If you do not plan to attend the meeting, you are urged to sign, date and promptly return the enclosed proxy. A reply envelope is enclosed for your convenience. The giving of a proxy will not affect your right to vote in person if you attend the meeting.
By Order of the Board of Directors

Howard Brill
Chief Executive Officer and President
October 31, 2006
YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

Global Employment Holdings, Inc.
10375 Park Meadows Drive, Suite 375
Lone Tree, CO 80124
PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 13, 2006
The board of directors of Global Employment Holdings, Inc., a Delaware corporation, also referred to herein as “Global,” is soliciting proxies to be used at our special meeting of stockholders to be held at 10:00 a.m. on November 13, 2006, at Global’s principal executive offices located at 10375 Park Meadows Drive, Suite 375, Lone Tree, Colorado. This proxy statement contains important information regarding Global’s special meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.
The board of directors is sending these proxy materials on or about October 31, 2006.
Who Can Vote
Stockholders of record at the close of business on October 27, 2006, also referred to herein as the record date, may vote at the special meeting. On the record date, we had approximately 6,030,900 issued and outstanding shares of common stock, which were held by approximately 160 record holders. If you hold shares in a stock brokerage account or by a nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee, who is considered the record holder with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and you are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares. Your broker or nominee has enclosed a voting instruction card for you to use. You are urged to vote by proxy regardless of whether you attend the special meeting.
How You Can Vote
You can vote your shares if you are represented by proxy or present in person at the special meeting. If you hold your shares through your broker in “street name,” you may direct your broker or nominee to vote by proxy, but you may not vote in person at the meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares. If you return a properly signed proxy card, we will vote your shares as you direct. If your proxy card does not specify how you want to vote your shares, we will vote your shares “FOR” approval of the 2006 Stock Plan and as recommended by our board of directors with regard to all other matters.
Revocation of Proxies
You can revoke your proxy at any time before it is voted at the special meeting by any of the following three methods:
•	by voting in person at the special meeting;

•	by delivering to our corporate secretary, Dan Hollenbach, a written notice of revocation dated after the proxy; or

•	by delivering another proxy dated after the previous proxy.

Required Votes
Each share of common stock has one vote on all matters properly brought before the special meeting. In order to conduct business at the special meeting, a quorum of a majority of the outstanding shares of common stock entitled to vote as of the record date must be present in person or represented by proxy. The affirmative vote of a majority of the shares represented at the meeting, in person or by proxy, will be necessary for approval of the 2006 Stock Plan.
Voting Procedures
Votes cast by proxy or in person at the special meeting will be counted by the persons we appoint to act as election inspectors for the special meeting. Abstentions and broker non-votes (as described below) are each included in the determination of the number of shares present at the special meeting for purposes of determining the presence of a quorum and are tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and will have the same effect as negative votes. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.
Costs of Proxy Solicitation
Global will bear the costs of soliciting proxies from its stockholders. Certain directors, officers and other employees of Global, not specially employed for this purpose, may solicit proxies, without additional remuneration therefore, by personal interview, mail, telephone or other means of communication. Global will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.
Admission to the Special Meeting
If you plan to attend the special meeting, please mark the appropriate box on the proxy card and return the proxy card promptly. If you are a stockholder of record and arrive at the special meeting without an admission ticket, you will only be admitted once we verify your share ownership at the stockholders’ admission counter. If you are a beneficial owner, you will only be admitted upon presentation of evidence of your beneficial holdings, such as a bank or brokerage firm account statement.
Stockholder List
A complete list of stockholders entitled to vote at the special meeting will be available for examination by any stockholder, for any purpose germane to the meeting, at the special meeting and at our principal executive offices located at 10375 Park Meadows Drive, Suite 375, Lone Tree, Colorado during normal business hours for a period of at least 10 days prior to the special meeting.
PROPOSAL 1:
APPROVAL OF 2006 STOCK PLAN
Introduction
You are being asked to consider and approve the proposed 2006 Stock Plan, also referred to herein as the “plan.” Our board of directors has approved the plan, subject to stockholder approval, and the plan will become effective when stockholder approval is obtained. The material terms of the plan are summarized below and are qualified in their entirety by the terms of the plan, a copy of which is attached hereto as Appendix 1.
General
A total of 2,100,000 shares of common stock will be reserved for issuance under the plan, of which 1,750,000 may only be granted to employees, officers and consultants and 350,000 shares may only be granted to our non-employee directors. The shares of common stock to be delivered under the plan will be made available, at the discretion of our board of directors or the committee established by the board to administer the plan, either from authorized but unissued shares of common stock or from previously issued shares of common stock reacquired by the company, including shares of common stock purchased on the open market.
Purpose
The purpose of the 2006 Stock Plan is to: (i) promote the interests of the company and its stockholders by strengthening Global’s ability to attract, motivate and retain employees, officers, consultants and members of the board of directors; (ii) furnish incentives to individuals chosen to receive awards of Global common stock under the plan because they are considered capable of responding by improving operations and increasing profits or otherwise adding value to Global; and (iii) provide a means to encourage stock ownership and proprietary interest in Global to valued employees, members of the board of directors and consultants upon whose judgment, initiative, and efforts the continued financial success and growth of our business largely depend.
Administration
The plan will be administered by the compensation committee of our board of directors.
Eligibility
Directors, consultants and those considered to be “employees,” based on criteria established by the compensation committee, of Global and its subsidiaries are eligible to receive stock options and stock grants under the plan. We estimate that the number of eligible participants of each class are six directors, 300 employees and five consultants.
Awards
Awards under the plan may be stock options or stock grants. The compensation committee will grant awards to eligible persons in its sole discretion. Each award will be evidenced by an award agreement executed by Global and the person to whom an award is granted.
Stock Options
     Types of Options and Limitations
The committee may grant two types of options: (i) options qualifying as “incentive stock options” under the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor provision, and designated as such by the compensation committee, also referred to herein as “ISOs,” or (ii) nonstatutory options. ISOs may be granted only to employees. To the extent required by Section 422(d) of the Internal Revenue Code of 1986, the aggregate fair market value of shares of common stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year may not exceed $100,000.
     Exercise Price
The exercise price per share under each option will be determined by the compensation committee. In addition, the exercise price of ISOs will be determined in accordance with the applicable provisions of the Internal Revenue Code of 1986, as amended.
     Term, Vesting and Exercisability
In general, the compensation committee will determine the term of options, which may not exceed 10 years. However, ISOs granted to a person considered to own more than 10% of the total combined voting power of Global’s outstanding stock, or the stock of any of Global’s affiliates, will expire five years from the grant date. Unless otherwise specified in an option agreement, options will vest and become exercisable on the following schedule: 1/3 on the first annual anniversary of the grant date, 1/3 on the second anniversary of the grant date and 1/3 on the third anniversary of the grant date. We anticipate granting options shortly after the plan is approved by the shareholders, 1/3 of which will vest on April 1, 2007, 1/3 on April 1, 2008 and 1/3 on April 1, 2009. Options will be exercisable by written notice to Global accompanied by payment in full of the applicable exercise price. The exercise price can be paid in cash or additional options (known as a cashless exercise).
     Termination of Employment or Cessation of Services
If an option holder is terminated from his or her employment with, or a director or consultant no longer provides services to, Global or its subsidiaries for cause, all options held by that person (whether vested or unvested) shall automatically terminate and be cancelled. If the termination occurs by reason of disability or death, all unvested options shall automatically terminate and be cancelled, and all options that have vested prior to the termination date shall remain exercisable for a period of one year following such date. If termination occurs for any other reason, all unvested options shall automatically terminate and be cancelled, and options that have vested prior to such date shall remain exercisable for a period of 90 days following such date.
Stock Grants
The compensation committee may grant awards of common stock under the plan. The awards may be made with or without a purchase price, which price would be set by the compensation committee. The shares issued pursuant to a stock grant may be subject to vesting and transfer restrictions set by the committee. The compensation committee may also impose other conditions on stock grants. The purchase price, if any, for the shares issued pursuant to a stock grant must be paid in cash.
Adjustments
Under certain circumstances, such as a stock split or stock dividend, the compensation committee may make an appropriate and proportionate adjustment in (i) the maximum number and kind of shares authorized to be issued, transferred or exercised under the plan, (ii) the number and kind of shares or other securities subject to the then outstanding awards, and (iii) the price for each share or other unit of any other securities subject to then outstanding awards without change in the aggregate purchase price or value as to which such awards remain exercisable or subject to restrictions.
Rights upon Dissolution, Liquidation, Reorganization, Merger or Consolidation
Upon dissolution or liquidation of Global or upon a reorganization, merger, or consolidation of Global with one or more corporations as a result of which Global is not the surviving corporation, or upon the sale of all or substantially all of Global’s property, all awards then outstanding under the plan will be fully vested and exercisable and all restrictions will immediately cease.
Amendments of the Plan
The compensation committee will have the power, in its discretion, to amend, suspend or terminate the Plan at any time. However, stockholder approval is required for certain types of changes in the plan, such as changing the class of persons eligible to receive awards under the plan. Amendment, suspension or termination of the plan will not alter, terminate, impair or adversely affect any right or obligation under previously granted awards.
U.S. Federal Income Tax Considerations
The following is a general summary as of the date of this proxy statement of the U.S. federal income tax considerations associated with stock options and stock grants awarded under the 2006 Stock Plan. The U.S. federal tax laws may change and the U.S. federal, state, and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of receiving stock option grants under the plan.

     Incentive Stock Options
An optionee who is granted an ISO does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m) of the Internal Revenue Code of 1986, we are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee.
     Nonstatutory Options
An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding. Unless limited by Section 162(m) of the Internal Revenue Code of 1986, we are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.
     Global’s Tax Impact from Awards
We generally will be entitled to a tax deduction in connection with an award under the plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and to each of our other four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code of 1986, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the plan and setting limits on the number of awards that any individual may receive per year. The plan has been designed to permit the compensation committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Internal Revenue Code of 1986, thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN INDIVIDUAL’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH ANY ELIGIBLE INDIVIDUAL MAY RESIDE.
Recommendation of the Board of Directors
Global’s board of directors recommends that you vote “FOR” approval of the 2006 Stock Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
The following table sets forth as of October 31, 2006 the beneficial ownership of our common stock by (i) each person or group of persons known to us to beneficially own more than 5% of the outstanding shares of our voting stock, (ii) each of our directors and executive officers and (iii) all of our directors and executive officers as a group.
Except as indicated in the footnotes to the table below, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder.
Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of October 31, 2006, we had 6,030,928 shares of common stock issued and outstanding. Unless otherwise indicated, the address of each individual named below is Global’s address, 10375 Park Meadows Drive, Suite 375, Lone Tree, Colorado 80124.

	Securities beneficially owned
	Shares of common stock	Percentage of common
Name and address of beneficial owner	beneficially owned	stock outstanding
Principal security holders:
Howard Brill(1)	962,452	15.4%
Stephen Pennington(2)	317,029	5.3%

Directors and executive officers:
Howard Brill(1)	962,452	15.4%
Dan Hollenbach(3)	53,868	*
Robert Larkin	219,454	3.6%
Stephen Pennington(2)	317,029	5.3%
Luci Staller Altman(4)	10,208	*
Richard Goldman(5)	10,208	*
Charles Gwirtsman(6)	221,854	3.7%
Steven List(7)	26,400	*
Jay Wells(8)	2,112	*

All directors and executive officers as a group (nine persons)	1,823,585	28.9%

*	Denotes less than 1%.

(1)	Includes 760,052 shares of common stock, 184,000 shares of common stock issuable upon conversion of a convertible note, and 18,400 shares of common stock issuable upon exercise of a warrant.

(2)	Includes 315,005 shares of common stock, 1,840 shares of common stock issuable upon conversion of a convertible note, and 184 shares of common stock issuable upon exercise of a warrant.

(3)	Includes 48,764 shares of common stock, 4,640 shares of common stock issuable upon conversion of a convertible note, and 464 shares of common stock issuable upon exercise of a warrant.

(4)	Includes 9,280 shares of common stock issuable upon conversion of a convertible note, and 928 shares of common stock issuable upon exercise of a warrant.

(5)	Includes 9,280 shares of common stock issuable upon conversion of a convertible note, and 928 shares of common stock issuable upon exercise of a warrant.

(6)	Includes (i) 5,005 shares of common stock directly owned by Mr. Gwirtsman, (ii) 3,754 shares owned by his spouse, (iii) 1,001 shares held by his spouse as custodian for his children, (iv) 104,446 shares owned by KRG Capital Management, L.P., of which Mr. Gwirtsman is a managing director, (v) 58,023 shares owned by KRG Colorado, LLC, of which Mr. Gwirtsman is a managing director, (vi) 29,385 shares owned by Capital Resources Growth, Inc., of which Mr. Gwirtsman is the President and sole shareholder, and (vii) 18,400 shares of common stock issuable upon conversion of a convertible note and 1,840 shares of common stock issuable upon exercise of a warrant owned by Gwirtsman Family Partners, LLC, of which Mr. Gwirtsman is the manager and a member.

(7)	Includes 24,000 shares of common stock issuable upon conversion of a convertible note, and 2,400 shares of common stock issuable upon exercise of a warrant.

(8)	Includes 1,920 shares of common stock issuable upon conversion of a convertible note, and 192 shares of common stock issuable upon exercise of a warrant.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Compensation of Directors
We reimburse the members of our board of directors for reasonable expenses in connection with their attendance at board and committee meetings. Non-employee directors receive an annual retainer of $10,000 plus $5,000 annually for each committee on which a non-employee director serves. The chairman of the audit committee receives an additional annual fee of $5,000. The annual fees are paid in equal quarterly installments. In addition, if approved by Global’s stockholders, our directors would be eligible to receive stock option grants and stock grants under the proposed 2006 Stock Plan, described in Proposal 1, as remuneration for their service on our board of directors. We have engaged a financial consultant to help us determine the appropriate level of equity grants for our directors by reviewing equity compensation for directors at similarly situated companies.
Executive Compensation
The table below sets forth, for the 2005, 2004 and 2003 fiscal years, the compensation earned by our chief executive officer and the four other most highly compensated executive officers who received annual compensation in excess of $100,000. The information included in this table reflects compensation earned by our chief executive officer and executive officers for services rendered to Global Employment Solutions before the recapitalization on March 31, 2006 and such amounts do not necessarily reflect the compensation these individuals will earn as our executive officers.

		Annual compensation					Long-term compensation awards
					Other		Restricted	All other
					annual		stock	compensation
Name and principal		Salary	Bonus		compensation		award(s)	(8)
position	Year	($)	($)		($)		($)	($)
Howard Brill	2005	314,923	144,086	(1)	17,627	(6)	—	33
Chief executive officer	2004	297,991	295,000	(2)	17,577	(6)	—	33
	2003	236,713	125,000	(1)	14,638	(6)	—	33
Dan Hollenbach	2005	159,231	10,000	(1)	—		28,421	33
Chief financial officer	2004	50,615	—		—		—	6
	2003	—	—		—		—	—
Stephen Pennington	2005	181,348	37,632	(1)	8,920	(6)	100,617	33
President of staffing services	2004	165,000	121,000	(3)	4,056	(6)	—	33
	2003	164,330	20,000	(1)	—		—	33
Robert Larkin	2005	204,571	5,879	(1)	5,769	(6)	6,044	22
President of PEO services	2004	189,602	131,657	(4)	—		—	22
	2003	194,102	25,000	(1)	—		—	22
John Hess (7)	2005	—	—		—		—	—
Former chief financial officer	2004	90,000	30,000	(5)	—		—	33
	2003	180,000	24,651	(1)	—		—	33

(1)	Cash payment.

(2)	Consists of $146,933 in cash and Series C preferred stock valued at $148,067.

(3)	Consists of $81,000 in cash and Series C preferred stock valued at $40,000.

(4)	Consists of $91,657 in cash and Series C preferred stock valued at $40,000.

(5)	Consists of Series C preferred stock valued at $30,000.

(6)	Consists of automobile lease payments.

(7)	Mr. Hess’s employment was terminated in June 2004.

(8)	Consists of term life insurance premium payments.

     Retention bonuses
As a result of the recapitalization of Global Employment Solutions on March 31, 2006, the following executive officers received retention bonuses in the amounts listed in the table below in consideration for remaining with our company through the recapitalization:

Name	Retention bonus amount
Howard Brill	$400,000
Dan Hollenbach	$30,000
Robert Larkin	$261,500
Stephen Pennington	$255,000
Employment Contracts and Termination of Employment and Change in Control
We have entered into employment agreements with some of our executive officers as described below.
     Howard Brill — President and chief executive officer
Mr. Brill’s employment agreement provides for an annual base salary of $375,000 and an annual bonus tied to Global Employment Solutions’ meeting certain EBITDA targets and performance criteria for Mr. Brill established by our compensation committee. Our compensation committee reviews and may increase Mr. Brill’s base salary and bonus, but not lower them. Mr. Brill is also entitled to a monthly car allowance of $1,500.
Mr. Brill’s employment agreement was effective as of March 31, 2006 and continues until March 31, 2010 or his death, disability, dismissal (for or without cause), or resignation. The agreement may be extended for an additional 12 month period. The agreement provides that if Mr. Brill is terminated without cause or if Mr. Brill terminates the agreement for good reason, including a sale of the company that results in the termination of Mr. Brill’s employment with Global Employment Solutions or a material adverse change in his duties and responsibilities, he will be entitled, after execution of our standard form release agreement, to a severance payment, payable within five days of termination, in the amount of two times Mr. Brill’s annual base salary, plus an amount equal to the bonus paid for the previous fiscal year. Mr. Brill will also receive health insurance benefits under our health insurance plan for a period of 12 months, or 18 months if Mr. Brill’s termination resulted from a sale of the company, following termination. A sale of the company includes an acquisition of at least a majority of Global Employment Solutions’ outstanding voting securities, a sale of substantially all of the company’s assets, or the merger of the company into another entity by which the company is not the surviving entity. However, any transaction with Global Employment Solutions’ shareholders and their respective affiliates or subsidiaries shall not be deemed a sale of the company.
Mr. Brill’s employment agreement, as well as a noncompetition agreement entered into in connection with the recapitalization, contain customary non-disclosure, non-solicitation and noncompetition provisions.
     Dan Hollenbach – Chief financial officer
Mr. Hollenbach’s employment agreement provides for an annual base salary of $175,000, increasing to $200,000 in January 2007, and an annual bonus tied to Global Employment Solutions’ meeting certain EBITDA targets and performance criteria for Mr. Hollenbach established by our compensation committee.
Mr. Hollenbach’s employment agreement provides that if Mr. Hollenbach is terminated without cause, including a sale of the company that results in the termination of Mr. Hollenbach’s employment with Global Employment Solutions or a material adverse change in his duties and responsibilities, he will be entitled, after execution of our standard form release agreement, to severance payments equal to one year of base salary, payable in accordance with Global’s regular payroll practice, and an amount equal to the bonus paid for the previous fiscal year. Mr. Hollenbach will also receive health insurance benefits under our health insurance plan for a period of 12 months, or 18 months if Mr. Hollenbach’s termination resulted from a sale of the Company, following termination.
Mr. Hollenbach’s employment agreement, as well as a noncompetition agreement entered into in connection with the recapitalization, contain customary non-disclosure, non-solicitation and non-competition provisions.
     Robert Larkin – President of PEO services segment
Mr. Larkin’s employment agreement provides for an annual base salary of $205,000 and an annual bonus tied to Southeastern Staffing, Inc.’s meeting certain EBITDA targets.
Mr. Larkin’s employment agreement provides that if Mr. Larkin is terminated without cause or if Mr. Larkin terminates the agreement for good reason, including a change in control of the company that results in the termination of Mr. Larkin’s employment with Global Employment Solutions or a material adverse change in his duties and responsibilities, he will be entitled, after execution of our standard form release agreement, to severance payments in the amount of Mr. Larkin’s annual base salary. Mr. Larkin has informed us that he intends to retire at the end of 2006. He will not be entitled to severance payments upon retirement.
Mr. Larkin’s employment agreement, as well as a noncompetition agreement entered into in connection with the recapitalization, contain customary non-disclosure, non-solicitation and non-competition provisions.
     Stephen Pennington – President of staffing services segment
Mr. Pennington’s employment agreement provides for an annual base salary of $200,000, increasing to $203,000 in January 2007, and an annual bonus tied to Temporary Placement Service’s meeting certain EBITDA targets and performance criteria for Mr. Pennington established by our compensation committee.
Mr. Pennington’s employment agreement provides that if Mr. Pennington is terminated without cause, he will be entitled, after execution of our standard form release agreement, to severance payments equal to one year of base salary, payable in accordance with Global’s regular payroll practice, and an amount equal to the bonus paid for the previous fiscal year. Mr. Pennington will also receive health insurance benefits under our health insurance plan for a period of 12 months, or 18 months if Mr. Pennington’s termination resulted from a sale of the Company, following termination.
Mr. Pennington’s employment agreement, as well as a noncompetition agreement entered into in connection with the recapitalization, contain customary non-disclosure, non-solicitation and non-competition provisions.
     Severance benefits
Several of our executive officers are entitled to severance benefits pursuant to their employment agreements with us. Pursuant to such agreements, generally, upon the officer’s involuntary termination other than for cause, gross misconduct (each as defined in the agreements) or long-term disability and upon our acceptance of an executed separation agreement, the officer is entitled to the following severance benefits:

Name	Benefit (base pay)
Howard Brill	Two years base salary and bonus equal to the amount paid for the previous year
Dan Hollenbach	One year base salary and bonus equal to the amount paid for the previous year
Robert Larkin	One year base salary
Stephen Pennington	One year base salary and bonus equal to the amount paid for the previous year

REPORT OF THE
COMPENSATION COMMITTEE
The compensation committee of our board of directors approves and oversees our compensation policy and approves salaries and annual bonuses for our executive officers, including the named executive officers. In fulfilling its responsibilities, the compensation committee receives significant input from our chief executive officer and other members of senior management. The compensation committee is composed of independent non-employee directors. At the direction of the compensation committee, we have engaged a financial consultant to advise the compensation committee with respect to appropriate levels of equity compensation. The compensation committee will review the information provided by the consultant prior to granting awards under the 2006 Stock Plan.
Compensation Policy
Our compensation policy for executive management is designed to recruit, motivate and retain highly qualified individuals by (i) rewarding individual achievement, (ii) enabling individuals to share in the risks and rewards of Global’s overall performance and (iii) paying compensation that is competitive with industry compensation levels. The key components of our current compensation policy are competitive salaries and annual cash performance bonuses. As further described below, we are proposing that Global’s stockholders approve the proposed 2006 Stock Plan under which we would be able to provide long-term equity incentives to employees, directors and consultants.
2005 Compensation
Annual Salaries. Global’s chief executive officer has authority to hire all members of Global’s executive management. Subject to the compensation committee’s approval, the chief executive officer also determines the compensation payable to persons offered executive level employment and annual salary increases for members of Global’s executive management. The board of directors, at the recommendation of the compensation committee, determines adjustments to the chief executive officer’s compensation and evaluates the performance of the chief executive officer. In determining and approving the amount of compensation for executive management, the chief executive officer and the compensation committee consider factors such as the executive’s contribution to Global’s overall operating effectiveness, strategic success and profitability; the executive’s role in developing and maintaining key client relationships; the level of responsibility, scope and complexity of such executive’s position relative to other executive management; and the executive’s leadership growth and management development over the past year. The salaries of Global’s named executive officers, which are listed in the summary executive compensation table located elsewhere in this proxy statement, are governed primarily by written agreements.
Performance Bonuses. The compensation committee performs annual performance reviews of all executive management. Cash performance bonuses for executives are determined and approved annually by the compensation committee based on specific metrics relative to both the company’s overall performance, including particularly EBITDA and earnings per share, and each executive’s satisfaction of specific criteria for that executive set by the compensation committee. The Company’s financial performance weighs more heavily in the bonus amount determination than satisfaction of specific criteria for each person.
Compensation of the chief executive officer. Global paid Mr. Brill a base salary of $314,923 during 2005. Mr. Brill also received a cash bonus for 2005 of $144,086 that was paid in February 2006 and a bonus in connection with our 2006 recapitalization of $400,000. The compensation committee voted to increase Mr. Brill’s annual base salary to $375,000 effective April 1, 2006. Based upon its review of proxy statements filed by similarly situated companies, the compensation committee believes this compensation is in line with the compensation paid to similarly situated chief executive officers. The board of directors reviews Mr. Brill’s performance annually.
Limitations on the Deductibility of Compensation. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to the five most highly compensated executive officers. Performance-based compensation that has been disclosed to and approved by stockholders, by a majority of the vote in a separate stockholder vote before the payment of such compensation, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the committee of the board of directors that establishes such goals consists only of “outside directors” as defined for purposes of Section 162(m). Each of the members of Global’s compensation committee qualifies as an “outside director.” The compensation committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to Global’s executive officers.
Long-Term Incentives
In October 2006, the compensation committee recommended the 2006 Stock Plan to the board of directors, which voted to approve the plan and to submit the plan for approval to Global’s stockholders. The plan is described in detail in Proposal 1 in this proxy statement.
SUBMITTED BY THE COMPENSATION
COMMITTEE OF THE BOARD OF DIRECTORS
Charles Gwirtsman, Chairman
Luci Staller Altman
Richard Goldman
Steven List

OTHER BUSINESS
We know of no other matter to be acted upon at the meeting. However, if any other matters are properly brought before the meeting, the persons named in the accompanying proxy card as proxies for the holders of Global’s common stock will vote thereon in accordance with their best judgment.
NEXT ANNUAL MEETING OF STOCKHOLDERS
Notice of any stockholder proposal that is intended to be included in Global’s proxy statement and form of proxy for our next special meeting of stockholders must be received by Global’s corporate secretary no later than March 31, 2007. Such notice must be in writing and must comply with the other provisions of Rule 14a-8 under the Securities Exchange Act of 1934. Any notices regarding stockholder proposals must be received by Global at its principal executive offices at 10375 Park Meadows Drive, Suite 375, Lone Tree, Colorado 80124, Attention: Corporate Secretary.
Howard Brill
Chief Executive Officer and President

APPENDIX 1
GLOBAL EMPLOYMENT HOLDINGS, INC.
2006 STOCK PLAN
     1. Purpose of the Plan
          (a) The purpose of the 2006 Stock Plan (the “Plan”) of Global Employment Holdings, Inc. (the “Company”) is to:
          (i) promote the interests of the Company and its stockholders by strengthening the Company’s ability to attract, motivate and retain employees, officers, consultants and members of the Board of Directors;
          (ii) furnish incentives to individuals chosen to receive Awards because they are considered capable of responding by improving operations and increasing profits or otherwise add value to the Company; and
          (iii) provide a means to encourage stock ownership and proprietary interest in the Company to valued employees, members of the Board of Directors and consultants upon whose judgment, initiative, and efforts the continued financial success and growth of the business of the Company largely depend.
     2. Definitions
          (a) “Award” means an Option or Stock Award granted under the Plan.
          (b) “Award Agreement” means any written agreement, contract, or other instrument or document between the Company and a Participant evidencing an Award, including an Option Agreement.
          (c) “Board” means the Board of Directors of the Company.
          (d) “Cause” means (i) a Participant’s willful and repeated failure to comply with the lawful directives of the Board or such Participant’s supervisory personnel, (ii) any criminal act or act of dishonesty, disloyalty, misconduct or moral turpitude by a Participant that is injurious in any significant respect to the property, operations, business or reputation of the Company after, in the case of non-criminal conduct, notice and an opportunity to cure if such conduct is capable of cure within a reasonable period of time, or (iii) material breach by a Participant of his or her employment agreement (if any) with the Company; provided that to the extent this definition is inconsistent with the definition of “cause” in any employment or consulting agreement of a Participant, the definition in such employment agreement shall control.

          (e) “Code” means the Internal Revenue Code of 1986, as amended.
          (f) “Committee” means the committee of two or more persons established by the Board to administer the Plan; provided, that at any time such a committee does not exist, “Committee” means the Board.
          (g) “Common Stock” means the $.0001 par value Common Stock of the Company.
          (h) “Consultant” means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services to the Company as an independent contractor.
          (i) “Director” means any member of the Board.
          (j) “Disability” means a disability that would qualify as such under the Company’s then current long term disability plan. In the event no such long-term disability plan exists, disability shall mean that the Committee determines in good faith, based on medical evidence acceptable to it, that the Participant has become physically or mentally disabled or incapacitated for a continuous period of 90 days to such an extent that he or she is unable to perform his or her duties.
          (k) “Eligible Person” means any Employee or Director of the Company or any Parent or Subsidiary of the Company, or any Consultant.
          (l) “Employee” means any person, including officers, employed by the Company or any Parent or Subsidiary of the Company, with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by the Committee at its discretion, subject to any requirements of the Code. The payment by the Company of a director shall not be sufficient to constitute “employment” of such director by the Company.
          (m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.
          (n) “Fair Market Value” of the Common Stock as of any date means:
     (i) If the Company is listed on a national securities exchange, the closing sales price of the Common Stock on the stock exchange composite tape on the date of determination.
     (ii) In the event that the Common Stock is not listed on a national securities exchange, the Committee shall determine the Common Stock’s Fair Market Value by the reasonable application of a reasonable methodology, as it deems appropriate, taking into account all available information material to the value of the Company.

          (o) “ISO” means an Option that meets the requirements of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option. An ISO may be granted only to Employees.
          (p) “NQO” means an Option other than an ISO.
          (q) “Option” means any stock Option granted pursuant to the Plan.
          (r) “Option Agreement” means the written agreement by and between the Company and an Optionee evidencing the grant of an Option and setting forth the terms and conditions of the grant, including any amendments to that agreement.
          (s) “Optionee” means an Eligible Person who receives an Option.
          (t) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.
          (u) “Participant” means any Eligible Person selected to participate in an Award pursuant to Section 5.
          (v) “Reporting Person” means an officer or Director of the Company who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.
          (w) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as the same may be amended form time to time, or any successor provision.
          (x) “Stock Award” means a right to the grant or purchase, at a price determined by the Committee, of Common Stock, which is nontransferable and subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achievement of pre-established financial objectives or both.
          (y) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.
     3. Shares of Common Stock Subject to the Plan
          (a) Subject to the provisions of Section 3(c) and Section 11, the aggregate number of shares of Common Stock that may be issued, transferred or exercised pursuant to Awards under the Plan will not exceed 2,100,000 shares of Common Stock, of which 1,750,000 shares may only be granted to Employees and Consultants and 350,000 shares may only be granted to Directors.
          (b) The shares of Common Stock to be delivered under the Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued Common Stock or from previously issued Common Stock reacquired by the Company, including shares of Common Stock purchased on the open market.

          (c) To the extent any Option or Award expires unexercised or is canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, such shares shall again be available for issuance under the Plan.
     4. Administration of the Plan
     The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted and the number of shares subject to each Award. The Committee also has authority to interpret the Plan, to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties. No member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Award under it.
     5. Eligibility
     Awards may be granted to Employees, Directors and Consultants of the Company or any of its Subsidiaries in the sole discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Each Award will be evidenced by an agreement and may include any other terms and conditions consistent with the Plan as the Committee may determine.
     6. Written Agreement; Effect
     Each Award shall be evidenced by an Award Agreement, in a form satisfactory to the Committee, executed by the Company and by the person to whom such Award is granted. If applicable, the Award Agreement shall specify whether each Option it evidences is a NQO or an ISO. Failure of the grantee to execute an Award Agreement shall not void or invalidate the grant of an Award; provided, however, that an Option may not be exercised until the Award Agreement evidencing such Option is executed.
     7. Annual $100,000 Limitation in ISOs
     To the extent required by Section 422(d) of the Code, the aggregate Fair Market Value of shares of the Common Stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year shall not exceed $100,000. For this purpose, Fair Market Value shall be the Fair Market Value of the shares covered by the ISOs when the ISOs were granted.

     8. Stock Options
          (a) Option Agreement. The Committee may from time to time grant Options pursuant to an Option Agreement. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.
          (b) Type of Option. Each Option shall be designated as an ISO or a NQO and shall be subject to the terms and conditions set forth in this Section 8. ISOs shall also be subject to the terms and conditions set forth in Section 9.
          (c) Grant Date. Each Option Agreement shall specify the date as of which it shall be effective, which date shall be the Grant Date.
          (d) Exercise Price. Except as provided in Section 9, the purchase price of Common Stock under each Option will be determined by the Committee.
          (e) Term and Exercisability. The term of each Option shall be determined by the Committee but shall not exceed 10 years. Unless otherwise specified in an Option Agreement, Options shall vest and become exercisable on the following schedule: 1/3 on the first annual anniversary of the Grant Date, 1/3 on the second anniversary of the Grant Date and 1/3 on the third anniversary of the Grant Date.
          (f) Method of Payment. Options shall be exercisable by written notice to the Company (to the attention of the Company’s Chief Financial Officer) accompanied by payment in full of the applicable exercise price. Payment of the exercise price may be made (i) in cash, (ii) by delivery of Options valued at the excess of the Fair Market Value of the shares of Common Stock subject thereto less the exercise price of such Options (i.e., a “cashless exercise”) or (iii) by a combination of the above. The Committee may, in its discretion and upon request of the holder, issue shares upon exercise of an Option directly to a brokerage firm or firms to be selected by the Committee, or selected by the exercising Optionee and approved by the Company’s Chief Financial Officer, without payment of the purchase price by the holder but upon delivery of an irrevocable guarantee by such brokerage firm or firms of the payment or such purchase price.
          (g) Fractional Shares. No fractional shares will be issued pursuant to the exercise of an Option nor will any cash payment be made in lieu of fractional shares. If an Option exercise results in a fractional share, the number of shares issued to the Participant shall be rounded up to the next whole share.
          (h) Other Provisions. Each Option Agreement may contain such other terms, provisions, and conditions not inconsistent with this Plan, including rights of repurchase, as may be determined by the Committee, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify such option as an “incentive stock option” within the meaning of Section 422 of the Code.
          (i) Withholding of Taxes. The Company may, if necessary or desirable, withhold from any amounts due and payable by the Company to any Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any issuance or exercise of Options granted under the Plan to such Participant, and the Company may defer such issuance or exercise unless indemnified to its satisfaction against the payment of any such amount. The Company shall not be responsible for payment by any Participant of the proper amount of taxes.

          (j) Termination of Employment. Unless otherwise provided in an Option Agreement, in the event that a Participant ceases to be employed by (or, in the case of a non employee, ceases to perform services for) the Company or any Parent or Subsidiary (in each case, a “Termination of Employment”), all outstanding Options held by such Participant shall be treated as follows:
          (i) Cause. If the Participant is terminated from his or her employment with the Company or a Parent or Subsidiary for Cause, all the Options (whether vested or unvested) shall automatically terminate and be cancelled (without any action on the part of the Company) on the date of Termination of Employment.
          (ii) Disability. If the Participant is terminated from his or her employment with the Company or a Parent or Subsidiary by reason of Disability, all unvested Options shall automatically terminate and be cancelled (without any action on the part of the Company) on the date of Termination of Employment. All Options that have vested prior to such date shall remain exercisable for a period of one year following such date.
          (iii) Death. If the Participant dies while employed by the Company or a Parent or Subsidiary, all unvested Options shall automatically terminate and be cancelled (without any action on the part of the Company) on the date of death. Following the Participant’s death, his or her executors, administrators, legatees or distributees may exercise the Options that have vested prior to the date of death for a period of one year following the date of death.
          (iv) Other Terminations of Employment. If the Participant’s employment is terminated for any other reason, all unvested Options shall automatically terminate and be cancelled (without any action on the part of the Company) on the date of Termination of Employment. All Options that have vested prior to such date shall remain exercisable for a period of 90 days following such date.
          (k) Rule 16b-3. Options granted to Reporting Persons shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption for Plan transactions.
     9. Terms and Conditions to Which Only ISOs Are Subject
     Options which are designated as ISOs shall be subject to the following terms and conditions:
          (a) Exercise Price. The exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the Fair Market Value of the stock covered by the ISO at the Grant Date; provided, however, that the exercise price of an ISO granted to any person who owns, directly or indirectly (or is treated as owning by reason of attribution rules, currently set forth in Code Section 424), stock of the

Company constituting more than 10% of the total combined voting power of all classes of outstanding stock of the Company or of any affiliate of the Company, shall in no event be less than 110% of such Fair Market Value.
          (b) Option Term. Unless an earlier expiration date is specified by the Committee in the Option Agreement, each ISO shall expire 10 years from its Grant Date; except that an ISO granted to any person who owns, directly or indirectly (or is treated as owning by reason of applicable attribution rules currently set forth in Section 424 of the Code) stock of the Company constituting more than 10% of the total combined voting power of the Company’s outstanding stock, or the stock of any affiliate of the Company, shall expire five years from its Grant Date.
          (c) Disqualifying Dispositions. If Common Stock acquired by exercise of an ISO is disposed of within two years from the Grant Date or within one year after the transfer of the Common Stock to the Optionee, the holder of the Common Stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require. Such holder shall pay to the Company any withholding and employment taxes which the Company in its sole discretion deems applicable. The Company shall not be responsible for payment by any Participant of the proper amount of taxes. The Company may instruct its stock transfer agent by appropriate means, including placement of legends on stock certificates, not to transfer stock acquired by exercise of an ISO unless it has been advised by the Company that the requirements of this Section have been satisfied.
     10. Stock Awards
          (a) Terms and Conditions. All shares of Common Stock granted or sold pursuant to the Plan will be subject to the following conditions:
          (i) The Committee may impose conditions on any shares granted or sold pursuant to the Plan as it may deem advisable, including, without limitations, restrictions under the Exchange Act, under the requirements of any stock exchange upon which such shares or shares of the same class are then listed and under and blue sky or other securities laws applicable to such shares.
          (ii) The Committee may require the Participant to enter into an agreement providing that the certificates representing Stock Awards granted or sold pursuant to the Plan will remain in the physical custody of the Company until all restrictions are removed or expire.
          (iii) Each Certificate representing Stock Awards granted pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed.

          (b) Lapse of Terms and Conditions. The restrictions imposed under Section 10(a) upon Stock Awards will lapse in accordance with a schedule or other conditions as determined by the Committee.
          (c) Stockholder Rights. Subject to the provisions of Section 10(a) and Section 10(b), the holder will have all rights of a stockholder with respect to the Stock Awards granted or sold, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.
          (d) Method of Payment. Except as set forth below, the purchase price (if any) for shares acquired pursuant to Stock Awards will be payable in full in cash or by check.
     11. Adjustment Provisions
          (a) Subject to Section 11(b), if the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Section 3, (ii) the number and kind of shares or other securities subject to the then outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to then outstanding Awards without change in the aggregate purchase price or value as to which such Awards remain exercisable or subject to restrictions.
          (b) Notwithstanding the provisions of Section 11(a), upon dissolution or liquidation of the Company or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all of the property of the Company, all Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease.
          (c) Adjustments under Section 11(a) will be made by the Committee, whose determinations to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments.

     12. General Provisions
          (a) No Right To Continued Employment. Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue as an Employee or Consultant or member of the Board of the Company or any of its Subsidiaries or affect the right of the Company to terminate the employment, consulting relationship or membership on the Board of any Participant at any time with or without cause.
          (b) Compliance with Legal Requirements. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then-applicable requirements imposed by Federal and state securities laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.
          (c) Participant Rights. No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.
          (d) Withholding Taxes. The Company may make such provisions as it deems appropriate to withhold any taxes the Company determines it is required to withhold in connection with any Award. The Company shall not be responsible for payment by any Participant of the proper amount of taxes.
          (e) Nontransferability. No Award and no right under the Plan, contingent or otherwise, will be transferable, assignable or subject to any encumbrance, pledge or charge of any nature except that, under such rules and regulations as the Company may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Award in the event of death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Award.
          (f) Amendment and Termination of Option. The Committee may cancel, with the consent of the Participant, all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Participant a new Option for the same or a different number of shares as the Option surrendered, or may require such voluntary surrender as a condition to a grant of a new Option to such Participant. Such Option shall be exercisable at the price, during the period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered. The Committee may not delegate authority to any officer of the Company or other person to amend or terminate any Option as described in this Section 12(f).

          (g) Amendment and Termination of Plan. The Committee will have the power, in its discretion, to amend, suspend or terminate the Plan at any time. No such amendment will, without approval of the stockholders of the Company, except as provided in Section 11 of the Plan:
          (i) Change the class of persons eligible to receive Awards under the Plan;
          (ii) Materially increase the benefits accruing to Eligible Persons under the Plan; or
          (iii) Increase the number of shares of Common Stock subject to the Plan.
     The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Award agreement as it deems advisable.
     No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Award previously granted under the Plan.
          (h) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.
          (i) Effective Date and Duration of Plan. This Plan will become effective upon adoption by the Board and the holders of a majority of the outstanding shares at a meeting of stockholders of the Company (the “Effective Date”). In the absence of such approval, all Awards shall be null and void. Unless previously terminated, the Plan will terminate 10 years after the Effective Date.
          (j) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided, however, that any such Committee member shall be entitled to the indemnification rights set forth in this Section only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity to handle and defend the same before such Committee member undertakes to handle and defend it on his or her own behalf.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
GLOBAL EMPLOYMENT HOLDINGS, INC.
TO BE HELD NOVEMBER 13, 2006
The undersigned hereby appoints Howard Brill as the lawful agent and proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Global Employment Holdings, Inc. (the “Company”) held of record by the undersigned on October 27, 2006, at the special meeting of stockholders to be held November 13, 2006, or any adjournment or postponement thereof.
1. Proposal to approve the 2006 Stock Plan.
                          FOR
                          AGAINST
                          WITHHOLD AUTHORITY
2. In his discretion, the proxy is authorized to vote upon any matters which may properly come before the special meeting, or any adjournment or postponement thereof.
It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. Where no choice is specified by the stockholder, the proxy will be voted for approval of the 2006 Stock Plan.
The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy may do by virtue hereof.
Please indicate whether you will attend the special meeting of stockholders on November 13, 2006.
     I      ☐ plan      ☐ do not plan to attend the special meeting.
PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE		Date:

SIGNATURE		Date:

Signature if held jointly

NOTE: Please sign exactly as name appears on the envelope in which this proxy card and the accompanying proxy statement were sent to you. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please provide full title and capacity. Corporations must provide full name of corporation and title of authorized officer signing.